LICENSE AGREEMENT
                         [The Creature From Black Lake]


         THIS LICENSE AGREEMENT ("Agreement") is made as of the 31st day of July, 2002, by and between UAV CORPORATION, a South Carolina corporation with an address at 2200 Carolina Place, Fort Mill, South Carolina 29715, phone number
(803) 548-7300, fax number (803) 548-3335 ("UAV"), and Jim McCullough
Productions, Inc. c/o its agent, Mac Filmworks, Inc., a Delaware corporation with an address at 9464 Mansfield Rd., #A1, Shreveport, Louisiana 71118, phone number (318) 687-8785, fax number (318) 687-2515 ("Licensor").

         WHEREAS, Licensor owns a certain rights in the motion pictures set forth on Exhibit A attached hereto and incorporated herein (the "Property") and is seeking opportunities for third party exploitation of the Property; and

         WHEREAS, UAV, a leading independent manufacturer and distributor of entertainment products with significant expertise in marketing products similar to the Property, desires to obtain a license from Licensor for duplication and distribution rights in and to the Property; and

         WHEREAS, Licensor is wiling to grant such rights to UAV pursuant to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Licensor and UAV hereby agree as follows:

1. RIGHTS GRANTED:

         a) Licensor hereby grants to UAV the right during the Term to manufacture, distribute, promote, advertise, sell and otherwise exploit Video Devices (is hereinafter defined) containing the Property in the Territory (as that term is defined on Exhibit B attached hereto and incorporated herein) through retail outlets, direct marketing, and any and all distribution channels intended to reach individuals who may engage in private use of the Property, and institutions, schools libraries and any other organization not primarily engage in commercial exploitation of entertainment properties.

         b) As used herein, the term "Video Devices" shall mean copies of the Property in linear or non-linear form on all types of video cassettes, video discs, other digital storage media capable of storing and reproducing audio-visual works or on any other medium, whether now known or hereafter devised.

2.       TERM:

         a) The Term of this Agreement shall be a stated on Exhibit B hereto provided however that in no case shall the Term begin prior to UAV granting its full approval of the Master(s) pursuant to Paragraph 5 hereof.
         b) Provided that UAV is not then in breath of this Agreement, UAV shall have a right of first negotiation and a continuing right of first refusal to renew as a licensee of the Property. If
                  Licensor and UAV do not reasonably agree upon terms of such renewal within thirty (30) days following any party's receipt of the other's written renewal offer, Licensor shall give its final acceptable terms to UAV in writing. Licensor may then negotiate with bona fide third parties, but before entering into any third party agreement shall give UAV ten (10) business days' prior written notice of the negotiated third party terms during which time UAV may choose to accept or reject such terms as the basis for an agreement between UAV and Licensor.

3. FINANCIAL TERMS:

         a) After recoupment of the Advance, UAV agrees to pay Licensor a royalty computed in accordance with the Royalty Rate (defined on Exhibit B) for each Video Device paid for and not returned.

         b) UAV shall pay o royalties for any part of the Property or underlying material tin is in the public domain, is under third party dispute or which is not the subject of a valid copyright. UAV may distribute reasonable quantities of Video Devices at no charge for promotional purposes and shall pay no royalties to Licensor for any such Video Devices.

         c) UAV, in its sound business judgment, may deduct no more than thirty (30%) percent of actual sales hereunder as a reserve for returns, credits, exchanges, etc. of Video Device. UAV shall account for such deduction quarterly and shall reconcile any such deduction no later than one year (1) thereafter.

4. ACCOUNTING: Within sixty (60) days after the first calendar quarter during which UAV first sells Video Devices and after each calendar quarter thereafter during the Term, UAV will submit to Licensor a written statement accounting for all royalties, recouprnents and reserves accompanied by payment of any amounts due Licensor. Statements shall be deemed conclusively final and binding upon Licensor one (1) year after receipt unless Licensor submit written objections thereto within one (1) year after receipt. UAV shall maintain records related to the Property and shall make them available for audit by a qualified independent certified pubic accountant at Licensor's sole expense upon twenty-one (21) days' advance written notice, but not more than once annually. Licensor's auditor shall treat all information confidentially, disclose to Licensor only information relating to the Property and only examine records created no more than one (1) year prior to the audit. Further, upon written request to UAV and no more than once each calendar quarter, Licensor may obtain confirmation of the number of video boxes for the Property printed at UAV's designated printer.

5. DELIVERY: Licensor, at its sole cost, shall deliver to UAV one (1) fully synchronized broadcast quality NTSC videotape master for each composite part of the Property together with all available supporting or marketing materials (i.e. artwork, posters, slides, reviews, etc.) and chain of title documentation reasonably satisfactory to UAV (the "Master(s)") as a precondition for UAV's execution of this Agreement. UAV shall have five (5) business days to inspect the Master(s). At its own expense, Licensor shall repair or replace any Master(s) reasonably deemed defective by UAV within fourteen (14) days following UAV's request. UAV WILL FURNISH LICENSOR A COPY OF THE D.V.D. MASTER.
6. MAKETING: Licensor grants UAV the right to promote and advertise the Property in any manner UAV shall determine. UAV may use and permit others to use the Property, Licensor's name, trademarks, tradenames and logos and the names, photographs, likenesses, biographies, and recorded voices and images of all persons appearing in the Property in connection with the promotion or advertising of Video Devices. UAV may add trademarks, tradenames and logos to the Property, Video Devices and packages, labels and promotional and advertising material for the Property.

7. ARTWORK AND CREDITS: UAV may prepare artwork and package designs for Video Devices, all of which shall be owned solely by UAV, and may recoup its reasonable costs of doing so against royalties payable hereunder APPROVED BY LICENSOR. UAV SHALL USE EXISTING ART AND "A JIM MCCULLOUGH PRODUCTION" WILL APPEAR ABOVE THE TITLE AND ON CREDITS ON BOTTOM OF ARTWORK. Licensor shall provide UAV with a complete statement setting forth the names and types of credits to be accorded to all persons and organizations to which Licensor is obligated to accord credit on the Property or in any promotion, publicity or exploitation thereof. The Master(s) delivered to UAV shall contain all such required credits. Licensor shall not thereafter agree to accord credit to any person or organization without UAV's prior written consent. UAV shall be entitled to rely entirely upon the credits and notices furnished by Licensor and shall not be required to remedy any of Licensor's omissions or mistakes in such credits or notices unless UAV is reasonably able to do so and is reimbursed by Licensor for related costs.

8. WARRANTIES AND REPRESENTATIONS:

         a) Licensor hereby warrants, represents and agrees that it possesses the full right, power and authority to enter into and perform this Agreement and that Licensor is the owner of all rights granted herein. Licensor agrees to promptly provide
                  UAV with  evidence  of valid  trademark
                  and/or copyright protection and any underlying rights agreements establishing chain of title in Licensor's favor with regard to any of the parts of the Property upon request from UAV.
                  Licensor also warrants, represents and agrees that the Property does not violate or infringe upon any copyright, trademark, right of privacy, and/or statutory or common law right(s) of any third party and does not contain any matter which is libelous, harmful to the user or to any third party, or otherwise in contravention of the law. Licensor further warrants that it will not, so long as this Agreement remains in effect, grant or attempt to grant to any person or entity other than UAV any rights the exercise of which would be  inconsistent  with the rights
                  granted to UAV hereunder, and that Licensor shall use its best efforts to end any unauthorized duplication, manufacture, distribution or sale of the Property of which it becomes aware.

         b) Licensor hereby warrants, represents and agrees that UAV shall not be liable for any payments of any nature whatsoever to any third parties in connection with the Property and that Licensor shall bear the full responsibility for any claim by or liability to any such third parties, specifically including, but not limited to, all guilds, unions, performers, artists, writers, producers, directors, and other parties with any interest in the music, visual presentations or other matters in, of or relating to the Property.
9. INDEMNIFICATION: Licensor shall indemnify, defend and hold harmless UAV and its agents (including but not limited to affiliates, distributors, customers licensees, successors and any employee, officer, director, shareholder or agent of any of them) from and against any and all liability, expenses (including reasonable attorneys' costs and fees) judgments, fines and amounts paid. in settlement (with the prior approval of Licensor, not to be unreasonably withheld) actually incurred or paid by UAV in connection with any action, suit or proceeding to which UAV is made a party alleging facts contrary to, or arising from, the breach of the representations and warranties set forth in this Agreement, and any and all losses incurred by UAV by virtue of Licensor's breach of any representation, warranty or agreement hereuuder. Nothing herein shall be deemed to require UAV to contest any such threatened or pending claim, action, suit or proceeding. UAV shall indemnify and hold harmless Licensor and its agents in any action, suit or proceeding in connection with UAV's distribution of the Property in any manner contrary to the terms of this Agreement. The parties shall notify each other of any event, claim, action or proceeding with respect to the Property of which either becomes aware that might interfere with Licensor's ownership of the Property or UAV's exploitation of the license granted herein, and the parties shall cooperate in resolving the same.

10. DEFAULT. TERMINATION. EXPIRATION: The non-defaulting party may elect to immediately terminate this Agreement by giving written notice of such election to the defaulting party if any one of' the following events of default occurs:

         a) any representation or warranty m by either party is or becomes false a misleading in any material respect;

         b) any part of the Property Thus into the public domain due to any action or inaction of Licensor;

         c) Licensor fails to timely deliver any part of the Property, Master(s) or marketing material(s) reasonably requested by UAV; or either party defaults in any material respect in the performance of any other obligation, which default remains uncured after a. period of forty-five (45) days after receipt of written notice from the non-defaulting party.

         Notwithstanding any termination or expiration of this Agreement, UAV will have the continuing non-exclusive right to market and distribute Video Devices manufactured prior to the effective date of termination or expiration. In addition, in the event that the Property is listed in any catalog as of the effective date of termination or expiration, UAV may continue to accept and fulfill orders for the Property from any such catalog until the last such catalog is out of print NOT TO EXCEED 30 DAYS ON MONTHLY PRINTING AND 90 DAYS FROM ANY OTHER DATE OF PRINTING. Royalties for such Property shall accrue in accordance with the terms and conditions set forth above, except that no royalties shall accrue beyond the effective date of termination if Licensor is the defaulting party or if remaining Video Devices are sold as overstocked merchandise (defined as sales that take place at less than half of UAV's last published catalog price).

11. ASSIGNMENT, WAIVERS: This Agreement shall be binding upon and inure of the successors, assigns and legal representatives if parties hereto. No waiver of any breach of this Agreement shall be construed to be a continuing waiver or consent to any subsequent breach.

12. NOTICES: All notices hereunder shall be given in writing and delivered by hand, registered mail, air courier or facsimile (with a confirmation of transmittal) to the addresses first set forth above or such other address or addresses as may be designated by either party and shall be deemed effective upon actual receipt or upon refusal of receipt.

         a) All notices to UAV shall be addressed to Jerry H. Pettus, Jr. with a separate copy to UAV's Business Affairs Department,
                  Attn.: Jay B. Must, Esq.

         b) All notices and reports to Licensor shall be addressed in care of the party whose name appears in the signature block below.

13. ENTIRE AGREEMENT: This Agreement, together with all Exhibits or attachments hereto, supersedes any prior agreements or understandings, oral or written, between the parties hereto and represents their entire understanding and agreement with respect to the subject matter hereof and cast be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by both parties. Any such written, signed instrument will be binding upon the parties despite any lack of consideration.

14. SEVERABILITY, HEADINGS: If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provision to persons or circumstances other than those as to which it is held invalid and unenforceable, shall be valid and enforceable to the fullest extent permitted by law. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. LAW, VENUE: This Agreement will be governed by the laws of the State of South Carolina, and apply to agreements executed and performed entirely therein. The parties irrevocably consent to submit to the exclusive jurisdiction competent courts located in the State of South Carolina in any action which may arise out of this Agreement and all matters related thereto and Licensor agrees to initiate any such action or proceeding only in such courts.

16. RELATIONSHIP OF PARTIES: Licensor and UAV are independent contractors, and nothing herein shall create any partnership, joint venture or agency relationship between them. Neither party shall have any authority, or power to bind the other. Each party shall be fully responsible for all persons it employs in connection s this Agreement.

17. INTERPRETATION: Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context includes is appropriate This Agreement shall not be construed against the party preparing it or any of it on that ground, but shall be construed as if all parties jointly prepared it and shall not be applied more strictly against one party than the other.

18. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

UAV:                                             LICENSOR:
UAV CORPORATION                                  MACFILMWORKS INC.

By:   //S// JERRY PETTUS, IV                     By:  //s// JIM MCCULLOUGH, SR.
Name:    JERRY PETTUS, IV                        Name:    JIM MCCULLOUGH, SR
Title:  CEO                                      Title:    President




                                    EXHIBIT A


                     TO AGREEMENT DATED AS OF JULY 31, 2002
                                 BY AND BETWEEN
                     UAV CORPORATION AND MAC FILMWORKS INC.

                                    Property


1.                Title: "The Creature From Black Lake" A JIM MCCULLOUGH
                  PRODUCTION

         Producer:                  Jim McCullough
         Director:                  Joy Houck, Jr.
         SCRIPT:                   JIM MCCULLOUGH, JR.
         Copyright Date:            March 10, 1976
         Owner:                     Jim McCullough-- LP46574
         Starring:                  Jack Elam and Dub Taylor
         Running Time:              97 minutes


THIS INFORMATION SHOULD BE INCLUDED ON ALL PRINTED ADVERTISING AND ARTWORK, THIS INCLUDES, BUT NOT LIMITED TO VIDEO BOXES, D.V.D. PACKAGING, AND SALES PROMOTIONS.



                                    EXHIBIT B

                     TO AGREEMENT DATED AS OF JULY ___, 2002
                                 BY AND BETWEEN
                      UAV CORPORATION AND MACFILMWORKS INC.


                                   Definitions

Property:         shall consist of the following title(s), as each is more
                  fully described on Exhibit A of this
                  Agreement:

                  "Creature from Black Lake"

Term:             The Term of this Agreement shall be as follows:

                  a) For "Creature from Black Lake": The Term of this Agreement shall begin upon UAV's release of "Creature from Black Lake", and shall expire two (2) years thereafter. Release of "Creature from Black Lake" shall be deemed to take place no later than ninety (90) days following UAV's receipt and approval of all Masters.

                  b) For all other parts of the Property: UAV may release all other parts of the Property no sooner than, and the Term of this Agreement for such parts shall begin on, Date and shall expire two (2) years thereafter.

Territory:        United States and Canada

Advance: An advance of $20,000.00 will be made payable to Jim McCullough Productions. This advance will be disbursed in the following manner:

                  o $5,000.00 to be deposited upon execution of the Deal Memo
                  o $5,000.00 to be sent upon execution of the License Agreement and acceptable Master and Art Materials o $4,000.00 to be paid 30 days after execution of License Agreement o $3,000.00 to be paid 60 days after execution of License Agreement o $3,000.00 to be paid 90 days after execution of License Agreement

Royalty Rate:     UAV agrees to pay  Licensor a royalty at a rate of 20% of
                  net  wholesale  per Video  Device sold,
                  paid for and not returned.